As filed with the Securities and Exchange Commission on May 8, 2017

Registration No. 333-206020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BECTON, DICKINSON AND COMPANY
(Exact Name of Registrant as Specified in Its Charter)

New Jersey	22-0760120
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1 Becton Drive
Franklin Lakes, New Jersey 07417
(201) 847-6800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Jeffrey S. Sherman, Esq.
Senior Vice President and General Counsel
1 Becton Drive
Franklin Lakes, New Jersey 07417
(201) 847-6800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Stacy J. Kanter, Esq.
Ryan J. Dzierniejko, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “ large accelerated filer,” “ accelerated filer” and “ smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $1.00 par value	—	—	—	—
Preferred Stock, $1.00 par value	—	—	—	—
Depositary Shares	—	—	—	—
Debt Securities	—	—	—	—
Warrants to purchase Common Stock and Debt Securities	—	—	—	—
Purchase Contracts	—	—	—	—
Units	—	—	—	—

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. An indeterminate aggregate offering price and number or amount of common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units of the registrant is being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on conversion, exchange, exercise or settlement of other securities.
(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee, except for the remaining portion of the registration fee of $1,741.03 previously paid with respect to the offering of 104,484 shares of common stock under the CareFusion Corporation 2009 Long-Term Incentive Plan assumed by the Registrant in connection with its Registration Statement on Form S-3 (No. 333-183059), to the extent such shares of common stock were not sold thereunder. Pursuant to Rule 416(a)(6) and 457(p) under the Securities Act, such unused filing fees may be applied to the filing fees payable pursuant to this Registration Statement.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File Nos. 333-206020) of Becton, Dickinson and Company (“BD”). This Post-Effective Amendment No. 1 is being filed for the purpose of: (i) amending and restating the base prospectus of BD that forms a part of the Registration Statement to register additional classes of securities of BD pursuant to Rule 413(b) under the Securities Act of 1933, as amended, and to update certain other information in such base prospectus and in Part II of the Registration Statement and (ii) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

BECTON, DICKINSON AND COMPANY

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS

We may offer, issue and sell from time to time common stock, preferred stock, depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares, debt securities, warrants, purchase contracts or units that may include any of these securities or securities of other entities.

This prospectus describes some of the general terms that may apply to the offered securities. The specific terms of any securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable supplement carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the trading symbol “BDX.” If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

Investing in these securities involves certain risks. Please refer to the “Risk Factors” section beginning on page 3 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2017

You should rely only on the information contained in or incorporated by reference in this prospectus, in any supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, in any supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. The terms “BD,” “we,” “us,” and “our“ refer to Becton, Dickinson and Company.

BECTON, DICKINSON AND COMPANY

We are a global medical technology company engaged in the development, manufacture and sale of a broad range of medical supplies, devices, laboratory equipment and diagnostic products used by healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public.

We are advancing the world of health by improving medical discovery, diagnostics and the delivery of care. We lead in patient and health care worker safety and the technologies that enable medical research and clinical laboratories. We provide innovative solutions that help advance medical research and genomics, enhance the diagnosis of infectious disease and cancer, improve medication management, promote infection prevention, equip surgical and interventional procedures, and support the management of diabetes. We partner with organizations around the world to address some of the most challenging global health issues. We have more than 40,000 associates across 50 countries who work in close collaboration with customers and partners to help enhance outcomes, lower health care delivery costs, increase efficiencies, improve health care safety and expand access to health.

We were incorporated under the laws of the State of New Jersey in November 1906, as successor to a New York business started in 1897. Our executive offices are located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, and our telephone number is (201) 847-6800. Our Internet website is www.bd.com. The information provided on our Internet website is not a part of this prospectus and, therefore, is not incorporated herein by reference.

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and any applicable free writing prospectus together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement (of which this prospectus forms a part) and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules), on or after the date of this prospectus until the termination of the offering under this prospectus and any applicable supplement:

(a) Annual report on Form 10-K for the fiscal year ended September 30, 2016;

(b) The portions of our Proxy Statement on Schedule 14A for our 2017 annual meeting of stockholders filed with the SEC on December 15, 2016 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2016;

(c) Quarterly reports on Form 10-Q for the quarterly period ended December 31, 2016 and March 31, 2017;

(d) Current reports on Form 8-K filed with the SEC on December 1, 2016, December 2, 2016, December 5, 2016, December 9, 2016, January 19, 2017, January 26, 2017, April 24, 2017 and May 8, 2017; and

(e) The description of our common stock, par value $1.00 per share, contained in our registration statement on Form 8-A, including any further amendment or report filed for the purpose of updating such description.

You may request a copy of our filings, at no cost, by writing or telephoning the Office of the Corporate Secretary of Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800 or by going to our Internet website at www.bd.com. Our Internet website address is provided as an inactive textual reference only. The information provided on our Internet website is not part of this prospectus and, therefore, is not incorporated herein by reference.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or any document incorporated by reference herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “plan,” “expect,” “believe,” “intend,” “will,” “may,” “anticipate,” “estimate” and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance (including volume growth, sales and earnings per share growth, and cash flows) and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. All statements that address our future operating performance or events or developments that we expect or anticipate will occur in the future are forward-looking statements.

Forward-looking statements are, and will be, based on management's then-current views and assumptions regarding future events, developments and operating performance and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results could vary materially from expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, we undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events and developments or otherwise, except as required by applicable law or regulations.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors described in any applicable prospectus supplement and any risk factors set forth in our period reports and public filings with the SEC, which are incorporated by reference in this prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information and Incorporation by Reference.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Six-Months Ended March 31,		Year Ended September 30,
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	5.9	3.8	3.4	2.7	8.9	6.9	8.6

The ratios of earnings to fixed charges were calculated by dividing earnings by fixed charges. Earnings were calculated by adding income from continuing operations before income taxes; net capitalized interest (including amortization of capitalized interest less interest capitalized for the period); and fixed charges. Fixed charges were calculated by adding total interest costs; interest allocable to rental expense; and amortization of debt expense.

We have not paid a preference security dividend for any of the periods presented.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that BD may offer and sell from time to time. These summaries are not meant to be a complete description of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is based upon our certificate of incorporation, our bylaws and applicable provisions of law. We have summarized certain portions of our certificate of incorporation and bylaws below. The summary is not complete. Our certificate of incorporation and bylaws are incorporated by reference in the registration statement for these securities, of which this prospectus forms a part, that we have filed with the SEC. You should read the certificate of incorporation and bylaws for the provisions that are important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies.

We have 640,000,000 shares of authorized common stock, $1.00 par value per share, and 5,000,000 shares of authorized preferred stock, $1.00 par value per share.

Our bylaws also provide that only the Chairman of the Board, the Chief Executive Officer, the President, the board of directors or shareholders who collectively own 25% or more of the voting power of BD's outstanding stock entitled to vote on the matters to be brought may call special meetings of the stockholders.

Common Stock

   Listing

Our outstanding shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “BDX.” Any additional common stock we issue also will be listed on the NYSE.

   Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. We will pay dividends on our common stock only if we have paid or provided for dividends on any outstanding series of preferred stock for all prior periods.

   Voting

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future with respect to any class or series of preferred stock that the board of directors may hereafter authorize.

   Fully Paid

Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

   Other Rights

We will notify common shareholders of any shareholders' meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Preferred Stock

Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval.

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;
•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
•	the voting rights of the preferred stock;
•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of amendment to our certificate of incorporation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of amendment as an exhibit or incorporate it by reference.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Certain provisions in our certificate of incorporation and by-laws, as well as certain provisions of New Jersey law, may make more difficult or discourage a takeover of our business.

   Certain Provisions of Our Certificate of Incorporation and By-laws

We currently have the following provisions in our certificate of incorporation and by-laws which could be considered “anti-takeover” provisions:

•	an authorization for the issuance of blank check preferred stock. Our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes;
•	providing advanced written notice procedures and limitations with respect to shareholder proposals and the nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors;
•	a statement that special meetings of our shareholders may be called by the Chairman of our board of directors, the Chief Executive Officer or the President and must be called on the request in writing or by vote of a majority of our board of directors or on request in writing of shareholders of record owning 25% of the voting power of our outstanding capital stock entitled to vote;
•	allowing our directors to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of our board of directors;
•	granting our board of directors the authority to amend and repeal our bylaws without a stockholder vote; and
•	permitting a majority of our board of directors to fix the number of directors.

This provision may have the effect of delaying, deferring or preventing a change in control.

   Anti-Takeover Effects of the New Jersey Shareholders Protection Act

We are subject to Section 14A-10A of the New Jersey Shareholders Protection Act, a type of anti-takeover statute designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our board of directors for the fair and equitable treatment of all stockholders. Subject to certain qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation's board of directors approved the combination prior to the stockholder becoming an interested stockholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested stockholder of that corporation unless the combination is approved by the board of directors prior to the interested stockholder's stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder or the combination meets minimum financial terms specified by the statute.

An “interested stockholder” is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.

The term “business combination” is defined broadly to include, among other things:

•	the merger or consolidation of the corporation with the interested stockholder or any corporation that is or after the merger or consolidation would be an affiliate or associate of the interested stockholder,
•	the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation's assets, or
•	the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation.

The effect of the statute is to protect non-tendering, post-acquisition minority stockholders from mergers in which they will be “squeezed out” after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority stockholders. The statute generally applies to corporations that are organized under New Jersey law, and have a class of stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, depositary agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable depositary agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a depositary agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related depositary agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).

DESCRIPTION OF DEBT SECURITIES

The following description sets forth general terms and provisions of the debt securities we may offer. The prospectus supplement will describe the particular terms of the debt securities being offered and the extent to which these general provisions may apply to those debt securities.

The debt securities will be issued under the indenture, dated March 1, 1997, between us and The Bank of New York Mellon Trust Company N. A., as trustee. A copy of the indenture is filed with the SEC as an exhibit to the registration statement relating to this prospectus and you should refer to the indenture for provisions that may be important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies.

General

The debt securities covered by this prospectus will be our unsecured and unsubordinated obligations. The indenture does not limit the aggregate principal amount of debt securities we can issue. The indenture provides that debt securities may be issued thereunder from time to time in one or more series.

The prospectus relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation of the debt securities of the series;
•	any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount of debt securities of that series after initial issuance;
•	any date on which the principal of the debt securities of the series is payable (which date may be fixed or extendible);
•	the interest rate or rates and the method for calculating the interest rate;
•	if other than as provided in the indenture, any place where principal of and interest on debt securities of the series will be payable, where debt securities of the series may be surrendered for exchange, where notices or demands may be served and where notice to holders may be published and any time of payment at any place of payment;
•	whether we have a right to redeem debt securities of the series and any terms thereof;
•	whether you have a right to require us to redeem, repurchase or repay debt securities of the series and any terms thereof;
•	if other than denominations of $1,000 and any integral multiple, the denominations in which debt securities of the series shall be issuable;
•	if other than the principal amount, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity;
•	if other than U.S. dollars, the currency or currencies in which payment of the principal of and interest on the debt securities of the series will be payable;
•	whether the principal and any premium or interest is payable in a currency other than the currency in which the debt securities are denominated;
•	whether we have an obligation to pay additional amounts on the debt securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right that we may have to redeem those debt securities rather than pay the additional amounts;
•	if other than the person acting as trustee, any agent acting with respect to the debt securities of the series;
•	any provisions for the defeasance of any debt securities of the series in addition to, in substitution for or in modification of the provisions described in “— Defeasance and Covenant Defeasance”;

•	the identity of any depositary for registered global securities of the series other than The Depository Trust Company and any circumstances other than those described in “— Global Securities” in which any person may have the right to obtain debt securities in definitive form in exchange;
•	any events of default applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Events of Default”;
•	any covenants applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Covenants”; and
•	any other terms of the debt securities of the series.

The debt securities will be issued in registered form without coupons unless otherwise provided in a supplemental indenture or board resolution. Unless otherwise provided in a prospectus supplement, principal (unless the context otherwise requires, “principal” includes premium, if any) of and any interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at an office or agency designated for the debt securities, provided that, at our option, payment of interest may be made by check to the address of the person entitled thereto as it appears in the security register. Subject to the limitations provided in the indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith.

Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount. If any debt securities are original issue discount securities, special federal income tax, accounting and other considerations may apply and will be described in the prospectus supplement relating to the debt securities. “Original Issue Discount Security” means any security which provides for an amount less than the principal amount to be due and payable upon acceleration of the maturity due to the occurrence and continuation of an event of default.

Consolidation, Merger and Sale of Assets

We have agreed not to consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of our properties and assets as an entirety unless:

•	we are the surviving person; or
•	the surviving person is a corporation organized and validly existing under the laws of the United States of America or any U.S. State or the District of Columbia and expressly assumes by a supplemental indenture all of our obligations under the debt securities and under the indenture; and
•	immediately before and after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving corporation will succeed to, and be substituted for, and may exercise every right and power that we have under the indenture and under the debt securities.

Events of Default

The following are “events of default” under the indenture with respect to debt securities of any series:

•	default in the payment of interest on any debt security when due, which continues for 30 days;
•	default in the payment of principal of any debt security when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any other obligation contained in the indenture, which default continues for 60 days after we receive written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of that series;
•	specified events of bankruptcy, insolvency or reorganization of our company for the benefit of our creditors; or

•	any other event of default established for the debt securities of that series.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require us to repay immediately:

•	the entire principal of the debt securities of that series; or
•	if the debt securities are original issue discount securities, that portion of the principal as may be described in the applicable prospectus supplement.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under certain circumstances, waive all defaults with respect to that series and rescind and annul the acceleration.

We are required to furnish to the trustee annually an Officers' Certificate as to our compliance with all conditions and covenants under the indenture. We must notify the trustee within five days of any default or event of default.

The indenture provides that the trustee will, within 60 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities notice of all defaults. In certain instances, the trustee may withhold that notice if and so long as a responsible officer of the trustee in good faith determines that withholding the notice is in the interest of the holders of the debt securities. By “default” we mean any event which is, or after notice or passage of time would be, an event of default.

The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities, by notice to the trustee, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Subject to the further conditions contained in the indenture, the holders of a majority in aggregate principal amount outstanding of the debt securities of any series may waive, on behalf of the holders of all debt securities of that series, any past default or event of default and its consequences except a default or event of default:

•	in the payment of the principal of, or interest on, any debt security of that series; or
•	in respect of a covenant or provision of such indenture which cannot under the terms of the indenture be amended or modified without the consent of the holder of each outstanding debt security that is adversely affected thereby.

The applicable prospectus supplement will describe any provisions for events of default applicable to the debt securities of any series in addition to, in substitution for, or in modification of, the provisions described above.

Covenants

We have agreed to some restrictions on our activities for the benefit of holders of the debt securities. Unless we state otherwise in a prospectus supplement , the restrictive covenants summarized below will apply so long as any of the debt securities are outstanding, unless the covenants are waived or amended. The prospectus supplement may contain different covenants. We have provided the definitions to define the capitalized words used in describing the covenants.

   Definitions

“Attributable Debt” means, with respect to a lease which we or any Restricted Subsidiary is at any time liable as a lessee, the total net amount of rent (discounted at a rate per annum equivalent to the interest rate inherent in such lease, as we determine in good faith, compounded semiannually) required to be paid during the remaining term of such lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

“Consolidated Net Tangible Assets” with respect to any Person means the total amount of such Person and the Subsidiaries' assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding any liabilities constituting funded debt by reason of being renewable or extendible),

(ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, (iii) investments in and advances to Subsidiaries which are not Restricted Subsidiaries, and (iv) minority interests in the equity of Restricted Subsidiaries, all as determined on a consolidated basis in conformity with GAAP and set forth on the most recent consolidated balance sheet of such Person and its Subsidiaries.

“Funded Debt” means all indebtedness for borrowed money maturing more than 12 months after the time of computation thereof, guarantees of such indebtedness of others (except guarantees of collection arising in the ordinary course of business), and all obligations in respect of lease rentals which, under generally accepted accounting principles, are shown on a balance sheet as a non-current liability.

“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) now owned or hereafter acquired by us or any Restricted Subsidiary and used primarily for manufacturing, processing or warehousing and located in the United States (excluding its territories and possessions, but including Puerto Rico), the gross book value (without deduction of any depreciation reserves) of which is in excess of 2.0% of Consolidated Net Tangible Assets of the Company, other than any such building, structure or other facility or portion which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Restricted Subsidiaries as an entirety.

“Restricted Subsidiary” means any subsidiary that substantially all of the property and operations of which are located in the United States (excluding its territories and possessions, but including Puerto Rico), and which owns or leases a Principal Property, except a subsidiary which is primarily engaged in the business of a finance company.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other subsidiaries, or by us and by one or more other subsidiaries.

   Restrictions on Secured Debt

If we or any Restricted Subsidiary incurs, issues, assumes or guarantees any debt secured by a mortgage on any Principal Property or on any shares of stock or debt of any Restricted Subsidiary, we will secure, or cause such Restricted Subsidiary to secure, the debt securities (and, if we choose, any other debt of ours or that Restricted Subsidiary which is not subordinate to the debt securities) equally and ratably with (or prior to) such secured debt. However, we may incur secured debt without securing this debt, if the aggregate amount of all such debt so secured, together with all our and our Restricted Subsidiaries' Attributable Debt in respect of certain sale and leaseback transactions involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and we will exclude from our calculation of secured debt for the purposes of this restriction, debt secured by:

•	mortgages existing on properties on the date of the indenture,
•	mortgages on properties, shares of stock or debt existing at the time of acquisition (including acquisition through merger or consolidation), purchase money mortgages and construction mortgages,
•	mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time that corporation becomes a Restricted Subsidiary,
•	mortgages in favor of Federal and State governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute,
•	mortgages in favor of us or a Restricted Subsidiary,
•	mortgages in connection with the issuance of tax-exempt industrial development bonds,
•	mortgages under workers' compensation laws, unemployment insurance laws or similar legislation, or deposit bonds to secure statutory obligations (or pledges or deposits for similar purposes in the ordinary course of business), or liens imposed by law and certain other liens or other encumbrances, and
•	subject to certain limitations, any extension, renewal or replacement of any mortgage referred to in the foregoing clauses.

   Restrictions on Sale and Leasebacks

We have agreed that we will not, and we will not permit any of our Restricted Subsidiaries to, enter into any sale and leaseback transaction involving the taking back of a lease, for a period of three or more years, of any Principal Property, the acquisition, completion of construction or commencement of full operation of which has occurred more than 120 days prior thereto, unless:

•	the commitment to enter into the sale and leaseback transaction was obtained during that 120-day period;
•	we or our Restricted Subsidiaries could create debt secured by a mortgage on the Principal Property as described under “— Restrictions on Secured Debt” above in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities;
•	within 120 days after the sale or transfer, we designate an amount to the retirement of Funded Debt, subject to credits for voluntary retirements of Funded Debt, equal to the greater of
(i)	the net proceeds of the sale of the Principal Property and
(ii)	the fair market value of the Principal Property, or
•	we or any Restricted Subsidiary, within a period commencing 180 days prior to and ending 180 days after the sale or transfer, have expended or reasonably expect to expend within such period any monies to acquire or construct any Principal Property or properties in which event we or that Restricted Subsidiary enter into the sale and leaseback transaction, but (unless certain other conditions are met) only to the extent that the Attributable Debt with respect to the sale and leaseback transaction is less than the monies expended or to be expended.

These restrictions will not apply to any sale and leaseback transactions between us and a Restricted Subsidiary or between a Restricted Subsidiary and another Restricted Subsidiary.

Modification and Waiver

Under the indenture we and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities in order to:

•	evidence the succession of another corporation to our company and the assumption of our covenants by that successor,
•	provide for a successor trustee with respect to the debt securities of all or any series,
•	establish the forms and terms of the debt securities of any series,
•	provide for uncertificated or unregistered debt securities, or
•	cure any ambiguity or correct any mistake or to make any change that does not materially adversely affect the legal rights of any holder of the debt securities under the indenture.

We and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each affected series, amend the indenture and the debt securities of any series for the purpose of adding any provisions to or changing or eliminating any provisions of the indenture or modifying the rights of holders of debt securities under the indenture. However, without the consent of each holder of any debt security affected, we may not amend or modify the indenture to:

•	change the stated maturity date of any installment of principal of, or interest on, any debt security,
•	reduce the principal amount of, or the rate of interest on, any debt security,
•	adversely affect the rights of any debt security holder under any mandatory redemption or repurchase provision,
•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity,

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security,
•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security,
•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture,
•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default,
•	waive a default in the payment of principal of, or interest on, any debt security,
•	change any of our obligations to maintain offices or agencies where the debt securities may be surrendered for payment, registration or transfer and where notices and demands may be served upon us, or
•	change any of the above provisions, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder of any debt security affected.

Defeasance and Covenant Defeasance

When we use the term “defeasance,” we mean discharge from some or all of our obligations under the indenture. Unless the terms of the debt securities of any series provide otherwise, we may elect either:

•	to defease and be discharged from any and all obligations with respect to
•	debt securities of any series payable within one year, or
•	other debt securities of any series upon the conditions described below; or
•	to be released from our obligations with respect to covenants described under “— Covenants” above and, if specified in the prospectus supplement, other covenants applicable to the debt securities of any series (“covenant defeasance“), upon (or, with respect to defeasance of debt securities payable later than one year from the date of defeasance, on the 91st day after) the deposit with the trustee, in trust for that purpose, of money and/or U.S. Government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and interest on the debt securities.

As a condition to defeasance of any debt securities of any series payable later than one year from the time of defeasance, we must deliver to the trustee an opinion of counsel and/or a ruling of the Internal Revenue Service to the effect that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of that defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.

We may exercise either defeasance option with respect to the debt securities of any series notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities of any series may not be accelerated because of a default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities of any series may not be accelerated by reason of an event of default with respect to the covenants to which the covenant defeasance applies. If acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and U.S. Government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities. In other words, the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. We will, however, remain liable for such payments at the time of the acceleration.

Governing Law

The indenture and the debt securities are governed by and construed in accordance with the laws of the State of New York.

The Trustee

We maintain a banking relationship with the trustee or its affiliates. An affiliate of the trustee is also one of the broker-dealers we use in connection with our share repurchase program.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date. Below is a description of the general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	whether the warrants are to be sold separately or with other securities as parts of units;
•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;
•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	any anti-dilution provisions of the warrants;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt securities or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination as specified in the applicable prospectus supplement;
•	currencies; or
•	commodities.

We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. We may be entitled to satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of that purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the prospectus supplement. The prospectus supplement will specify the methods by which the holders may purchase or sell those securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner to be described in the prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of common stock or preferred stock or any combination of these securities, or securities of other entities. The prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered global securities

The debt securities of each series will be issued in the form of one or more fully registered global debt securities that are registered in the name of The Depository Trust Company, or its nominee, as depositary, unless another depositary is designated for the debt securities of that series. Unless we state otherwise in a prospectus supplement, debt securities in definitive form will not be issued. Unless and until a global security is exchanged in whole or in part for debt securities in definitive form, it may not be registered for transfer or exchange except as a whole by the depositary for that global security to a nominee of the depositary.

Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by that global security to the accounts of institutions, the participants that are entitled to the registered global security that have accounts with the depositary designated by the underwriters or their agents engaging in any distribution of the debt securities. The depositary advises that pursuant to procedures established by it:

•	Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.
•	Ownership of beneficial interests by participants in a global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depositary or by its nominee.
•	Ownership of beneficial interests in a global security by persons that hold through participants will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and these laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or its nominee, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as specified below, owners of beneficial interests in a global security will not:

•	be entitled to have their debt securities represented by the global security registered in their names;
•	receive or be entitled to receive physical delivery of debt securities in certificated form; or
•	be considered the holders for any purposes under the indenture.

Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which that person holds its interest, in order to exercise any rights of a holder of debt securities under the indenture. The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder of debt securities is entitled to give or take under the indenture.

We understand that, under existing industry practices, if we request any action of holders of debt securities or any owner of a beneficial interest in a global security desires to give any notice or take any action a holder of debt securities is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give that notice or take that action, and the participants would authorize the beneficial owners owning through them to give the notice or take the action or would otherwise act upon the instructions of the beneficial owners owning through them.

The depositary or a nominee thereof, as holder of record of a global security, will be entitled to receive payments of principal and interest for payment to beneficial owners in accordance with customary procedures established from time to time by the depositary. The agent for the payment, transfer and exchange of the securities is the trustee, acting through its corporate trust office located in Chicago, Illinois.

We expect that the depositary, upon receipt of any payment of principal or interest in respect of a global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, and will be the responsibility of the participants. We, the trustee, our agents and the trustee's agents shall not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

If we determine that debt securities will no longer be maintained as global securities, or, if at any time an event of default has occurred and is continuing under the indenture, or if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered or in good standing under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive certificated form in exchange for the registered global securities.

In the event that the book-entry system is discontinued, the following provisions shall apply. The trustee or any successor registrar under the indenture shall keep a register for the debt securities in definitive certificated form at its corporate trust office. Subject to the further conditions contained in the indenture, debt securities in definitive certificated form may be transferred or exchanged for one or more debt securities in different authorized denominations upon surrender of the debt securities at a corporate trust office of the trustee or any successor registrar under the indenture by the registered holders or their duly authorized attorneys. Upon surrender of any debt security to be transferred or exchanged, the trustee or any successor registrar under the indenture shall record the transfer or exchange in the security register and we will issue, and the trustee shall authenticate and deliver, new debt securities in definitive certificated form appropriately registered and in appropriate authorized denominations. The trustee shall be entitled to treat the registered holders of the debt securities in definitive certificated form, as their names appear in the security register as of the appropriate date, as the owners of the debt securities for all purposes under the indenture.

PLAN OF DISTRIBUTION

BD may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser; or
•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by BD;
•	any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from BD at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with BD to indemnification by BD against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for BD and its affiliates in the ordinary course of business.

Each series of securities other than the common stock, which is listed on the NYSE, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

Unless otherwise indicated in the prospectus supplement with respect to any securities, the validity of the securities will be passed upon for us by Jeffrey S. Sherman, our Senior Vice President and General Counsel.

EXPERTS

The consolidated financial statements of Becton, Dickinson and Company, appearing in Becton, Dickinson and Company’s Annual Report (Form 10-K) for the year ended September 30, 2016, and the effectiveness of Becton, Dickinson and Company’s internal control over financial reporting as of September 30, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of C. R. Bard, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016 and, to the extent incorporated, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2016, contains an explanatory paragraph that states that C. R. Bard, Inc.’s management excluded from its assessment of the effectiveness of internal control over financial reporting the operations of Liberator Medical Holdings, Inc., which the company acquired on January 21, 2016. Liberator Medical Holdings, Inc.’s operations represented 2.1% of C. R. Bard, Inc.’s consolidated net sales for the year ended December 31, 2016 and assets associated with Liberator Medical Holdings, Inc.’s operations represented 0.4% of C. R. Bard, Inc.’s consolidated total assets as of December 31, 2016. Our audit of internal control over financial reporting of C. R. Bard, Inc. also excluded an evaluation of the internal control over financial reporting of Liberator Medical Holdings, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby. All of these costs and expenses are estimated, other than the registration fee.

Amount to be Paid
Registration fee	(1)
Printing	*
Legal fees and expenses (including Blue Sky fees)	*
Trustee fees	*
Rating Agency fees	*
Accounting fees and expenses	*
Miscellaneous	*
TOTAL	*
(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
*	Estimated expenses are not presently known. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amounts of such expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers

Article XI of our by-laws provides as follows:

“The Company shall indemnify to the full extent authorized or permitted by the New Jersey Business Corporation Act (the “New Jersey Act”), any corporate agent (as defined in the New Jersey Act) involved in any proceeding (as defined in the New Jersey Act) by reason of the fact that he or she is, or was, a corporate agent of the Company. The reasonable expenses incurred by a director or officer in defending or investigating a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking (reasonably satisfactory to the Company) by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article XI. Any indemnification under this Article XI shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the corporate agent is proper in the circumstances, because such person has met the applicable standard of conduct set forth in the New Jersey Act. With respect to directors or officers of the Company, such determination shall be made (i) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, in a written opinion by independent legal counsel designated by the Board of Directors, or (iii) by the shareholders. With respect to all other corporate agents and unless otherwise directed by the Board of Directors, such determination may be made by the General Counsel of the Company. No elimination of or amendment to this Article XI shall deprive any person of any rights hereunder arising out of alleged or actual acts or omissions occurring prior to such elimination or amendment.”

The New Jersey Business Corporation Act permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met. We maintain agreements providing for the indemnification of each of our officers and directors to the fullest extent authorized or permitted by the New Jersey Business Corporation Act.

We also maintain policies of insurance under which our directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any civil claim or claims which may be made against any director or officer (as so defined) of the Company by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or act done or alleged to have been done while acting in their respective capacities.

Item 16. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1	Form of Underwriting Agreement*

2.1
Agreement and Plan of Merger, dated as of October 5, 2014, among CareFusion Corporation, Becton, Dickinson and Company and Griffin Sub, Inc. (incorporated by reference to exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on October 6, 2014)

2.2
Agreement and Plan of Merger, dated as of April 23, 2017, among C. R. Bard, Inc., Becton, Dickinson and Company and Lambda Corp. (incorporated by reference to exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on April 24, 2017)

3.1
Restated Certificate of Incorporation, dated as of January 29, 2013 (incorporated herein by reference to exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013)

3.2	By-laws, as amended and restated as of April 23, 2017 (incorporated herein by reference to exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on April 24, 2017)

4.1
Indenture, dated as of March 1, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (incorporated by reference to exhibit 4(a) to the Registrant's Current Report on Form 8-K filed on July 31, 1997)

4.2	Form of Note (included in Exhibit 4.1)

4.3	Form of Warrant Agreement (including form of Warrant Certificate)*

4.4	Form of Purchase Contract Agreement*

4.5	Form of Unit Agreement*

4.6	Form of Depositary Agreement*

5.1	Opinion of Jeffrey S. Sherman

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst and Young LLP, independent registered public accounting firm for Becton, Dickinson and Company

23.2	Consent of KPMG LLP, independent registered public accounting firm for C. R. Bard, Inc.

23.4	Consent of Jeffrey S. Sherman (included in Exhibit 5.1)

24.1	Power of Attorney**

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the Indenture dated as of March 1, 1997**
*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein in connection with an offering of securities.
**	Previously filed as an exhibit to the Registration Statement.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee“ table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin Lakes, State of New Jersey, on May 8, 2017.

BECTON, DICKINSON AND COMPANY
By:	/s/ Vincent A. Forlenza
	Name:	Vincent A. Forlenza
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of May 8, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Vincent A. Forlenza	Chairman and Chief Executive Officer (Principal Executive Officer)
Vincent A. Forlenza

*	Chief Financial Officer, Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Christopher R. Reidy

*	Senior Vice President, Corporate Finance, Treasurer and Controller (Principal Accounting Officer)
John E. Gallagher

*	Director
Basil L. Anderson

*	Director
Catherine M. Burzik

*	Director
Claire M. Fraser

*	Director
Christopher Jones

*	Director
Marshall O. Larsen

*	Director
Gary A. Mecklenburg

*	Director
James F. Orr

*	Director
Willard J. Overlock, Jr.

Signature	Title

*	Director
Claire Pomeroy

*	Director
Rebecca W. Rimel

*	Director
Bertram L. Scott

Director
Robert Andrew Eckert
*By:	/s/ Gary DeFazio
Gary DeFazio
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement*

2.1
Agreement and Plan of Merger, dated as of October 5, 2014, among CareFusion Corporation, Becton, Dickinson and Company and Griffin Sub, Inc. (incorporated by reference to exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on October 6, 2014)

2.2
Agreement and Plan of Merger, dated as of April 23, 2017, among C. R. Bard, Inc., Becton, Dickinson and Company and Lambda Corp. (incorporated by reference to exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on April 24, 2017)

3.1
Restated Certificate of Incorporation, dated as of January 29, 2013 (incorporated herein by reference to exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013)

3.2	By-laws, as amended and restated as of April 23, 2017 (incorporated herein by reference to exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on April 24, 2017)

4.1
Indenture, dated as of March 1, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (incorporated by reference to exhibit 4(a) to the Registrant's Current Report on Form 8-K filed on July 31, 1997)

4.2	Form of Note (included in Exhibit 4.1)

4.3	Form of Warrant Agreement (including form of Warrant Certificate)*

4.4	Form of Purchase Contract Agreement*

4.5	Form of Unit Agreement*

4.6	Form of Depositary Agreement*

5.1	Opinion of Jeffrey S. Sherman

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst and Young LLP, independent registered public accounting firm for Becton, Dickinson and Company

23.2	Consent of KPMG LLP, independent registered public accounting firm for C. R. Bard, Inc.

23.4	Consent of Jeffrey S. Sherman (included in Exhibit 5.1)

24.1	Power of Attorney**

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the Indenture dated as of March 1, 1997**
*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein in connection with an offering of securities.
**	Previously filed as an exhibit to the Registration Statement.